                          OFFER TO PURCHASE FOR CASH
                    ALL OF THE OUTSTANDING ORDINARY SHARES
                                       OF
                           B.V.R. SYSTEMS (1998) LTD.
                                      AT
                                $0.18 PER SHARE
                                      BY
                              CHUN HOLDINGS LTD.,
                           A CORPORATION CONTROLLED


                                       BY


                                 AVIV TZIDON,
                       AERONAUTICS DEFENSE SYSTEMS LTD.
                                      AND
                          ITS TECHNOLOGIES PTE. LTD.

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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
              ON DECEMBER 23, 2003, UNLESS THE OFFER IS EXTENDED.
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                                                              November 21, 2003

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase, dated November 21, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") relating to the offer by Chun Holdings Ltd., a corporation organized under the laws of Israel and controlled by Aviv Tzidon, Aeronautics Defense Systems Ltd. and iTS Technologies Pte. Ltd., (the "Purchaser"), to purchase all outstanding ordinary shares (the "Shares"), par value NIS 1.0 per share, of B.V.R. Systems (1998) Ltd., a company organized under the laws of Israel (the "Company"), at a price of $0.18 per Share, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates evidencing such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to American Stock Transfer & Trust Company as depositary (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in the Offer to Purchase.

     We also are enclosing an Opposition Notice and a Notice of Guaranteed Delivery for Shares. Under the Israeli Companies Law, the holders of Shares have an opportunity to state whether they accept or oppose the Offer. By tendering Shares, a shareholder will state that the shareholder accepts the Offer for these purposes. If a shareholder wishes to oppose the Offer, the shareholder must complete and sign this Opposition Notice. The Notice of Guaranteed Delivery for Shares is to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES, AND A VOTE ON THE OFFER, CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer, and vote on your behalf on the Offer.

Please note the following:

     1. The tender price is $0.18 per Share, in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

     2. The Offer is subject to the condition that a minimum number of Shares must be tendered, and not withdrawn, as of the Expiration Date.

     3. The Offer is being made for all of the Shares.

     4. Tendering holders of Shares will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, backup withholding at a rate of 28% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     The bidder group will in general be required to withhold Israeli tax at source from the consideration paid to the tendering shareholders, unless a shareholder possesses a valid and applicable certificate of exemption or unless a ruling from the Israeli Income Tax Authorities determines otherwise. The rate of withholding will be 1% of the consideration if the payment is effected on or before December 31, 2003 or 15% of the real capital gain, if any, from the sale of the Shares if the payment is effected on January 1, 2004 or thereafter.

     5. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December 23, 2003 unless the Offer is extended.

     6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases by made only after timely receipt by the Depositary of:

   (i) Share Certificates pursuant to the procedures set forth in "The Offer--Procedure for Tendering Shares" of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares,


   (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and


   (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Holders at the same time depending upon when Share Certificates are actually received by the Depositary.


     It is a condition of the Offer that the number of Shares stated to accept the Offer is a majority among the total Shares stated, not taking into account Shares held by any controlling shareholder of B.V.R. Systems and their affiliates and Shares held by the bidder group or by persons acting on its behalf.


     If you wish to have us tender any or all of the Shares held by us for your account please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.


     The Purchaser is not aware of any state or jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid statute. If the Purchaser becomes aware of any valid statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state or jurisdiction.


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

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                     ALL OF THE OUTSTANDING ORDINARY SHARES


                                      OF


                          B.V.R. SYSTEMS (1998) LTD.


     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated November 21, 2003, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by Chun Holdings Ltd., a corporation organized under the laws of Israel and controlled by Aviv Tzidon, Aeronautics Defense Systems Ltd. and iTS Technologies Pte. Ltd. (the "Purchaser"), to purchase all outstanding ordinary shares (the "Shares"), par value NIS 1.0 per share, of B.V.R. Systems (1998) Ltd., a company organized under the laws of Israel (the "Company"), at a price of $0.18 per Share, in cash, without interest thereon upon the terms and subject to the conditions set forth in the Offer.


     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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  Number of Shares to be tendered*


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  Signature(s)


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  Please print name(s)


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  Print Address(es)


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  Area Code and Telephone Number(s)


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  Taxpayer Identification or Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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